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                                                                    Exhibit 3.19



                                                                  PAGE 1

                                STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "WIP TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 1995, AT 9 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                      [STATE SEAL OF THE STATE OF DELAWARE]



               [SECRETARY'S OFFICE SEAL OF
                  THE STATE OF DELAWARE]   /s/ Edward J. Freel
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State

2574024 8100                               AUTHENTICATION:

950302139                                                   7764295
                                                     DATE:
                                                            12-22-95


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                          CERTIFICATE OF INCORPORATION

                                       OF

                             WIP TECHNOLOGIES, INC.


                          ----------------------------



     FIRST. The name of this corporation shall be:

                             WIP Technologies, Inc.

     SECOND. Its registered office in the State of Delaware is to be located at 1105 North Market Street, Suite 1300, in the city of Wilmington, County of New Castle and its registered agent at such address is DELAWARE CORPORATE MANAGEMENT, INC.

     THIRD. The purpose or purposes of the corporation shall be:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

     Three thousand (3,000) shares of common stock at a par value of ($.O1) per share.

     FIFTH. The name and address of the incorporator is as follows:

                                 Wendy A. Meikle
                                 Suite A
                                 109 Woodfield Drive
                                 Greenville, PA 16125

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH. No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal


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benefit. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.



                                       /s/ Wendy A. Meikle
                                       ----------------------------------------
                                       Wendy A. Meikle
                                       Incorporator